=======================================================================




                           STOCK PURCHASE AGREEMENT


                                by and between


                                   AIP, LLC


                                      and


                                RC Aviation LLC


                                 June 11, 2004




    =======================================================================

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                               TABLE OF CONTENTS
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
ARTICLE 1 PURCHASE AND SALE OF STOCK.............................................................................1

         1.1      Purchase and Sale of Acquired Stock............................................................1

         1.2      Purchase Price.................................................................................2

         1.3      Manner of Payment of Purchase Price............................................................2

         1.4      Time and Place of Closing......................................................................2

         1.5      Manner of Delivery of Shares...................................................................2

ARTICLE 2 CLOSING AND DELIVERIES.................................................................................2

         2.1      Deliveries at Closing..........................................................................2

         2.2      Buyer's Deliveries.............................................................................3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING SELLER.......................................................4

         3.1      Organization...................................................................................4

         3.2      Authority......................................................................................4

         3.3      Ownership of Acquired Stock....................................................................4

         3.4      No Violations..................................................................................4

         3.5      Brokerage......................................................................................5

ARTICLE 4 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND HAL..........................................5

         4.1      Organization and Corporate Power...............................................................5

         4.2      Subsidiaries...................................................................................6

         4.3      Authorization; No Breach.......................................................................6

         4.4      Litigation.....................................................................................6

         4.5      Brokerage......................................................................................7

         4.6      Consents.......................................................................................7

         4.7      Related Party Transactions.....................................................................7

         4.8      Securities Reports.............................................................................7

         4.9      No Material Misstatements or Omissions.........................................................8

         4.10     Total Indebtedness.............................................................................8

         4.11     Projections....................................................................................8

ARTICLE 5 REPRESENTATIONS AND WARRANTIES CONCERNING BUYER........................................................8

         5.1      Organization and Power.........................................................................8


                                     -i-

         5.2      Authorization..................................................................................9

         5.3      No Violation...................................................................................9

         5.4      Governmental Consents..........................................................................9

         5.5      Litigation.....................................................................................9

         5.6      Brokerage.....................................................................................10

         5.7      Investment Representation.....................................................................10

         5.8      Availability of Funds.........................................................................10

         5.9      Part 121 Certificate..........................................................................10

         5.10     Knowledge of Appointment of Trustee for HAL...................................................10

         5.11     U.S. Resident.................................................................................10

ARTICLE 6 COVENANTS OF SELLER...................................................................................11

         6.1      Inspection....................................................................................11

         6.2      Board Transition..............................................................................11

ARTICLE 7 COVENANTS OF BUYER....................................................................................11

         7.1      Inspection....................................................................................11

ARTICLE 8 ADDITIONAL AGREEMENTS.................................................................................12

         8.1      Survival of Representations and Warranties....................................................12

         8.2      Indemnification...............................................................................12

         8.3      Acknowledgment By Buyer.......................................................................15

         8.4      Further Assurances............................................................................15

ARTICLE 9 DEFINITIONS 16

         9.1      Definitions...................................................................................16

         9.2      Cross-Reference of Other Definitions..........................................................19

ARTICLE 10 MISCELLANEOUS........................................................................................20

         10.1     Press Releases and Communications.............................................................20

         10.2     Expenses; Transfer Taxes......................................................................20

         10.3     Notices.......................................................................................20

         10.4     Assignment....................................................................................21

         10.5     Severability..................................................................................21

         10.6     No Strict Construction........................................................................22

         10.7     Amendment and Waiver..........................................................................22

         10.8     Complete Agreement............................................................................22



                                     -ii-

         10.9     Counterparts..................................................................................22

         10.10    Governing Law.................................................................................22

         10.11    Submission to Jurisdiction....................................................................22

         10.12    Descriptive Headings; Interpretation..........................................................23

         10.13    Construction of Certain Terms and Phrases.....................................................23

         10.14    No Third Party Beneficiaries..................................................................23

         10.15    Delivery by Facsimile.........................................................................23



                               INDEX OF EXHIBITS
                               -----------------

Exhibit A   -
Exhibit B   -
Exhibit C   -










                              INDEX OF SCHEDULES
                              ------------------

                           STOCK PURCHASE AGREEMENT

          THIS AGREEMENT (including all exhibits and schedules) (the "Agreement") is made as of June 11, 2004, by and between RC Aviation LLC, a Delaware limited liability company ("Buyer"), and AIP, LLC a Delaware limited liability company ("Seller"). Unless otherwise provided, capitalized terms used herein are defined in Article 10 below.

          WHEREAS, Seller owns of record and beneficially 14,159,403 of the issued and outstanding common stock, par value, $.01, per share, of Hawaiian Holdings, Inc. (the "Company" or "HHI") (the "Common Stock"), which, in turn, owns directly and indirectly all of the issued and outstanding capital stock of Hawaiian Airlines, Inc., a Hawaii corporation ("HAL").

          WHEREAS, HAL is a debtor in a case (the "Bankruptcy Case") filed in the United States Bankruptcy Court for the District of Hawaii (the "Bankruptcy Court") (Case No. 03-00827) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code") on March 21, 2003 (the "Chapter 11 Case").

          WHEREAS, on May 30, 2003, the U. S. Trustee's office with the approval of the Bankruptcy Court, selected an initial trustee to serve as the trustee in the Chapter 11 Case, who has since resigned and been replaced by a replacement trustee (the "Trustee").

          WHEREAS, HHI has not filed, and has not had filed against it, a petition for reorganization, or any other form relief under the Bankruptcy Code, and, therefore, continues to operate outside of the jurisdiction of the Bankruptcy Court.

          WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to acquire from Seller, Ten Million shares of the Common Stock (the "Acquired Stock"), owned of record and beneficially by Seller, which constitutes approximately 34 percent (34%) of the issued and outstanding Common Stock and Seller desires to sell to Buyer the Acquired Stock subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE 1

                          PURCHASE AND SALE OF STOCK

          1.1 Purchase and Sale of Acquired Stock

          At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's rights, title and interests in and to the Acquired Stock, free and clear of all Encumbrances with respect to title to the Acquired Stock.

          1.2 Purchase Price

          The aggregate purchase price for the Acquired Stock (the "Purchase Price") is equal to Four Dollars and Fourteen Cents ($4.14) per share of Common Stock multiplied by the Ten Million (10,000,000) shares of Common Stock to be purchased which totals Forty One Million Four Hundred Thousand Dollars ($41,400,000)

          1.3 Manner of Payment of Purchase Price

          At the Closing, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to Seller, made to such bank account or accounts as Seller shall specify by written notice to Buyer delivered in sufficient time to allow for the transfer to be so made in the ordinary course.

          1.4 Time and Place of Closing

          The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith Management LLC at 10:00 A.M. on the date this Agreement is executed and delivered by the parties hereto or on such other date as is mutually agreeable to Buyer and Seller. The date of the Closing is herein referred to as the "Closing Date."

          1.5 Manner of Delivery of Shares

          At the Closing, Seller shall deliver to Buyer a certificate representing all of the Acquired Stock, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps, if any, affixed thereto.

                                  ARTICLE 2

                            CLOSING AND DELIVERIES

          2.1 Deliveries at Closing

          (a) Seller Deliveries. At the Closing the Seller shall deliver or shall have previously delivered or otherwise made available to Buyer each of the following:

               (i) a Certificate of the Seller's counsel certifying as of the Closing Date (A) the operating agreement of the Seller and all amendments to date, (B) the duly and lawfully adopted resolutions of the Managing Member and Members of the Seller approving the transactions contemplated by this Agreement and the Exhibits hereto, and (C) incumbency matters, including specimen signatures;

              (ii) a Certificate of the Company's counsel certifying as of the Closing Date (A) the certificate of incorporation of the Company and all amendments to date, and (B) the bylaws of the Company, as amended to date;

               (iii) the stock certificate representing the Acquired Stock, in each case duly endorsed for transfer or accompanied by duly executed assignment documents in accordance with Section 1.5 of this Agreement;

               (iv) a copy of the certificate of incorporation of the Company certified as correct and complete as of a recent date by the Secretary of State of the State of Delaware;

               (v) a certificate of the Secretary of State of the State of Delaware that the Company is in good standing;

               (vi) a certificate of the Secretary of State of the State of Delaware that the Seller is in good standing;

              (vii) a copy of the certificate of organization of the Seller certified as correct and complete as of a recent date by the Secretary of State of the State of Delaware;

              (viii) resignations effective as of the Resignation Date from such Directors of the Company as Buyer shall have requested in writing and resolutions of the Company appointing or electing to the board of directors of the Company, effective upon the effectiveness of the resignations referenced above, of the nominees for such positions as Buyer shall have requested in writing;

               (ix) an executed copy of the Stockholders Agreement relating to the Company by and between Buyer and Seller, of even date herewith; and

               (x)  copies of the Required Consents, if any.

          Buyer may waive any deliveries specified in this Section 2.1 if it executes a writing so stating.

          2.2 Buyer's Deliveries

          At the Closing, Buyer shall deliver or shall have previously delivered or otherwise made available to Seller each of the following:

               (i) a Certificate signed by the Managing Member of Buyer certifying as of the Closing Date (A) the Limited Liability Agreement of the Buyer and all amendments thereto (if any) as of the Closing Date, (B) the duly adopted resolutions of the Managing Member and Members of Buyer, and/or such other documentation evidencing any necessary approvals of the transactions contemplated by this Agreement and the Exhibits thereto, (C) that Buyer is an "accredited investor," and (D) incumbency matters, including specimen signatures;

               (ii) the Payment payable in accordance with Section 1.3 of this Agreement; and

              (iii) an executed copy of the Stockholders Agreement relating to the Company by and between Buyer and Seller, of even date herewith.

          Seller may waive any condition specified in this Section 2.2 if Seller executes a writing so stating.

                                  ARTICLE 3

               REPRESENTATIONS AND WARRANTIES CONCERNING SELLER

          Seller represents and warrants to Buyer that, except as set forth on the Schedules attached hereto:

          3.1 Organization

          Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder

          3.2 Authority

          Seller has all requisite corporate power and authority (a) to execute and deliver this Agreement and the other Acquisition Documents to which it is a party, and, (b) to perform its obligations hereunder (including, without limitation, all right, power, capacity and authority to sell, transfer and convey the Acquired Stock as provided by this Agreement, subject to applicable federal and state securities law restrictions). This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, similar laws of debtor relief and general principles of equity.

          3.3 Ownership of Acquired Stock

          Seller holds of record and owns beneficially the Acquired Stock, free and clear of any restriction on transfer (other than any restriction under applicable federal and state securities laws) or any Encumbrances. Seller is not a party to (a) any option, warrant, purchase right or other Commitment (other than this Agreement) that could require Seller or, after the Closing, Buyer, to sell, transfer or otherwise dispose of any capital stock or other ownership interest of the Company or (b) any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock or other ownership interest of the Company, other than (1) that to be entered into on the Closing Date pursuant to the Stockholders Agreement, and
(2) the Amended and Restated Stockholders Agreement dated as of August 29, 2002 among HHI, AIP, Inc., the Airline Pilots Association, Hawaiian Master Executive Council, the Association of Flight Attendants and the International Association of Machinists and Aerospace Workers.

          3.4 No Violations

          Neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the Acquired Stock under any of the terms, conditions or provisions of, (i) the governing instruments (if any) of Seller, (ii) any note, bond, mortgage, indenture, lease, license, Commitment, deed of trust, loan, or other agreement, instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound, or (iii) any confidentiality agreement; (b) violate any Applicable Law; or (c) require on the part of Seller any filing or registration with, notification to, or authorization or consent of, any Governmental Authority; except for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required. Schedule 3.4 lists all material Commitments to which Seller is a party or by or to which any of its assets is bound or subject that requires any third party consent in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

          3.5 Brokerage

          There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of Seller, except that Seller has an agreement to pay a fee to Imperial Capital LLC for facilitating the transactions contemplated by this Agreement. Seller is solely responsible for this fee payment to Imperial Capital LLC and shall indemnify Buyer against any successful claim for compensation in respect thereof or for any other successful claim for similar compensation by any other person.

                                  ARTICLE 4

          REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND HAL

          Seller represents and warrants to Buyer that except as set forth on the Schedules to this Agreement:

          4.1 Organization and Corporate Power

          The Company and AIP, Inc. is each a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and AIP, Inc. has all requisite corporate power to own its properties and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such license or qualification necessary. Complete, current and correct copies of the certificate of incorporation and bylaws of the Company and AIP, Inc. have been made available to Buyer. Since July 31, 2003, the minute books (containing the records of meetings of the stockholders, the members, the board of directors, any committees of the board of directors, or the managers), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects and the Company is not in default under or in violation of any provision of its charter or bylaws, except that the regular annual meeting of shareholders may not have been timely scheduled.

          4.2 Subsidiaries

          The only Subsidiaries of the Company are AIP, Inc. and HAL and the following information relating to such Subsidiaries is set forth in Schedule 4.2: (a) its name and jurisdiction of organization, (b) the number of shares of authorized capital stock of each class of its capital stock, and (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder. All of the issued and outstanding shares of capital stock of each such Subsidiary have been duly authorized and are validly issued, fully paid, and non-assessable. Except as set forth in Schedule 4.2, the Company or one or more of its Subsidiaries holds of record and owns beneficially all of the outstanding shares of AIP, Inc. and HAL. To Seller's Knowledge, neither the Company nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person. There are no outstanding rights, subscriptions, warrants, options, conversion rights or other agreements to purchase or otherwise acquire any capital or other equity securities ("Equity Rights") relating to any Subsidiary of the Company except for any such Equity Rights granted by HAL or any Subsidiary of HAL after the Trustee was appointed. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to each Subsidiary of the Company except for (i) any such rights granted after the Trustee was appointed and (ii) the profit sharing plan granted to HAL's employees. Notwithstanding anything else contained herein, Seller is not representing whether: (a) HAL owns any interest in any other entity which interest was acquired after the appointment of the Trustee; or (b) any of the foregoing representations is true with respect to any entity in which HAL has acquired any such interest after the Trustee was appointed.

          4.3 Authorization; No Breach

          Except as set forth in Schedule 4.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Company or AIP, Inc. is subject or any material provision of the charter or bylaws of the Company or AIP, Inc., or (b) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material Commitment to which the Company and AIP, Inc. is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Encumbrance upon any of its assets).

          4.4 Litigation

          To the Seller's Knowledge: (a) except as disclosed in Schedule 4.4, there are no actions, suits or proceedings pending or threatened against the Company, AIP, Inc., or their respective officers, directors, agents, employees, or indemnified Persons, at law or in equity, or before or by any Governmental Authority or arbitration authority except as would not be reasonably expected to result in a Material Adverse Effect and neither the Company nor AIP, Inc. is a party or subject to or in default under the order of any Governmental Authority, (b) Schedule 4.4 also lists and briefly describes all material Actions involving or relating to the

Company and AIP, Inc. that have been settled or adjudicated since January 1, 2002 for which the Company has submitted a claim to any insurer, and (c)
Schedule 4.4 lists and briefly describes all material Actions involving or relating to the Company and AIP, Inc. that have been settled or adjudicated since January 1, 2002 for which the Company has not submitted a claim to an insurer.

          4.5 Brokerage

          There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any of the Company.

          4.6 Consents

          Except for any consent described in Schedule 4.6, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with any of the execution, delivery or performance of this Agreement by the Seller or the consummation of the Seller of any other transaction contemplated hereby, except for any consent, permit, approval, authorization or filing, the absence of which would not have a Material Adverse Effect. The Seller will cooperate with the Buyer in seeking any permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority that is required in connection with any of the execution, delivery or performance of this Agreement and will jointly advance to the Company sufficient cash to enable the Company to pay the costs in connection therewith, which advances will be repaid as soon as possible after the Effective Date.

          4.7 Related Party Transactions

          No member of the Seller or officer or director of such a member, or any officer or director of the Company, or any entity controlled by any such officer, director, or member of the Company or the Seller (a) owns, directly or indirectly, any material interest in any Person (other than the Company, its Subsidiaries, Seller or any of their respective Affiliates) that is or was engaged in business as a competitor, lessor, lessee, customer, or supplier of the Company or its Subsidiaries (it being agreed that the ownership of not more than 5% of any class of outstanding stock of any publicly traded corporation shall not be deemed material for the purposes of this Section 4.28) or (b) owns, in whole or in part, any material tangible or intangible property that the Company or its Subsidiaries use in the conduct of their business. Notwithstanding the foregoing, the parties acknowledge and agree that the Services Agreement dated as of October 14, 2003 between Smith Management LLC and the Company will terminate on the Closing Date and Smith Management LLC will thereafter cooperate in the orderly transition of the services it has been providing thereunder.

          4.8 Securities Reports

          While the Seller has not prepared or participated in the preparation of the Trustee's monthly operating reports filed with the Bankruptcy Court, the Seller has reviewed such reports and nothing has come to its attention with respect to the contents thereof that causes the Seller to believe that the information contained therein is untrue, incorrect or false or misleading in any material respect.

          4.9 No Material Misstatements or Omissions

          Seller does not have any Knowledge of any fact or circumstance related to the Company that would, as of the date hereof, require the Company to file a Form 8-K as required by Rule 13a-11 or Rule 15d-11 of the Exchange Act, or as otherwise deemed necessary or appropriate by the Company in accordance with Item 5 of Form 8-K. As of the date hereof, the Seller does not have any information relating to the Company and/or any of its Subsidiaries that would have a Material Adverse Effect and that has not been described in the Company's filings with the SEC, or otherwise disclosed to Buyer in connection with the transactions contemplated hereby.

          4.10 Total Indebtedness.

          The total outstanding Indebtedness of the Company accrued or due and payable as of the date of this Agreement, is not greater than $5,000,000.
Schedule 4.10 sets forth a list of the Company's principal creditors and estimate of amount owed to such creditors as of the date hereof.

          4.11 Projections

          Seller has delivered to Buyer certain financial projections prepared by Kroll Zolfo Cooper with respect to anticipated future financial performance of HAL and the Company which are attached as Schedule 4.11 to this Agreement (the "Projections"). While (i) the Projections are subject to changing circumstances and uncertainty and reflect numerous assumptions of management concerning the anticipated future performance of HAL and the Company; (ii) the assumptions underlying the projections may or may not prove to be correct;
(iii) actual results may vary materially from those set forth in the Projections; and (iv) the Projections do not represent a promise as to future results, Seller has reviewed the Projections, is relying on the Projections in making its own business judgments with respect to the anticipated future financial performance of the Company and HAL, and Seller believes that the underlying assumptions and the anticipated financial results are reasonable under the circumstances.

                                  ARTICLE 5

                REPRESENTATIONS AND WARRANTIES CONCERNING BUYER

          Buyer represents and warrants to Seller that:

          5.1 Organization and Power

          Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

          5.2 Authorization

          Buyer has all requisite corporate power and authority (a) to execute and deliver this Agreement and the other Acquisition Documents to which it is a party, and, (b) to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, similar laws of debtor relief and general principles of equity.

          5.3 No Violation

          Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the Acquired Stock under any of the terms, conditions or provisions of, (i) the governing instruments (if any) of Buyer,
(ii) any note, bond, mortgage, indenture, lease, license, Commitment, deed of trust, loan, or other agreement, instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or
(iii) any confidentiality agreement; (b) violate any Applicable Law; or (c) require on the part of Buyer any filing or registration with, notification to, or authorization or consent of, any Governmental Authority; except for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required. Section 3.4 of the Disclosure Letter lists all material Commitments to which Buyer is a party or by or to which any of its assets is bound or subject that requires any third party consent in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

          5.4 Governmental Consents

          Except for any consent described in Schedule 4.6, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with any of the execution, delivery or performance of this Agreement by the Buyer or the consummation of the Buyer of any other transaction contemplated hereby, except for any consent, permit, approval, authorization or filing, the absence of which would not have a Material Adverse Effect. The Buyer will cooperate with the Seller in seeking any permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority that is required in connection with any of the execution, delivery or performance of this Agreement and will jointly advance to the Company sufficient cash to enable the Company to pay the costs in connection therewith, which advances will be repaid as soon as possible after the Effective Date.

          5.5 Litigation

          There are no actions, suits or proceedings pending or, to Buyer's knowledge, threatened against or affecting Buyer, at law or in equity, or before or by any federal, state, municipal or other Governmental Authority which would adversely affect the ability of Buyer to enter into this Agreement or perform its obligations hereunder or to consummate the transactions contemplated hereby.

          5.6 Brokerage

          There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          5.7 Investment Representation

          Buyer is an "accredited investor" (as defined in Rule 501(a)(8) under the Securities Act) and is acquiring the Acquired Stock hereunder for its own account. Buyer is purchasing the Acquired Stock for investment purposes and not with a view to offer or sale thereof in connection with any public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state or of any foreign jurisdiction or require registration thereunder. Buyer will not offer or sell or otherwise dispose of any of the Acquired Stock so purchased in violation of the Securities Act or the Exchange Act. Buyer understands that the Acquired Stock is being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Seller is relying upon the truth and accuracy of the representations and warranties of the Buyer set forth herein in order to determine the availability of such exemptions.

          5.8 Availability of Funds

          Buyer has sufficient funds available on hand to enable Buyer to consummate the transactions contemplated hereby and to permit Buyer to timely perform all of its obligations under this Agreement.

          5.9 Part 121 Certificate

          Neither Buyer nor any of its members has been denied a Part 121 certificate by the Department of Transportation.

          5.10 Knowledge of Appointment of Trustee for HAL

          Buyer acknowledges that Seller has not been involved in the management of HAL since the Trustee was appointed and that Seller's Knowledge of HAL's business, operations, assets, liabilities, financial condition or results of operation is necessarily limited. Certain of the representations set forth in Article IV hereof are limited to the Seller's Knowledge and, therefore, may be effected by the limitation on the information received from the Trustee.

          5.11 U.S. Resident

          Buyer and its managing member are formed under the laws of the State of Delaware, in the United States and are citizens of the United States within the meaning of 49 U.S.C. 40102(a)(15)(C).

                                  ARTICLE 6

                              COVENANTS OF SELLER

          6.1 Inspection

          For a period of five (5) years from and after the Closing Date, Seller shall not permit the disposition of, destruction or abandonment any of the books and records in its possession or control or the possession or control of its managing members or its professionals with respect to the Company and its Subsidiaries, relating to periods prior to the Closing without first offering to turn over possession thereof to Buyer by written notice at least thirty (30) days prior to the proposed date of such disposition, destruction or abandonment. Following such notice, Buyer shall have thirty
(30) days to notify Seller in writing that it desires to take possession of such books and records and shall arrange, at its sole cost and expense, to take possession thereof as promptly as is reasonably practicable thereafter.

          6.2 Board Transition

          Seller shall cause (a) the directors that Seller designated to the board of directors of the Company and AIP, Inc. to resign effective on the Resignation Date, and (b) to be appointed to the board those individuals identified in Schedule 6.2 attached hereto and incorporated herein by this reference as the sole members of the board of directors of the Company and AIP, Inc. effective on the Resignation Date. Seller and Buyer shall cooperate to cause the Company and AIP, Inc. to take all steps reasonably necessary or appropriate to comply with 14(f) of the Exchange Act in connection with this transition and will jointly advance to the Company sufficient cash to enable the Company to pay the costs in connection therewith, which advances will be repaid as soon as possible after the Effective Date.

                                  ARTICLE 7

                              COVENANTS OF BUYER

          7.1 Inspection

          From and after the Closing Date for a period of five (5) years, Buyer will make the books and records in its possession or control or the possession or control of its managing members or its professionals with respect to the Company and its Subsidiaries available for inspection by Seller, or by its duly accredited representatives, for reasonable business purposes at all reasonable times and upon reasonable notice, with respect to all transactions of the Company and the Subsidiaries occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Company and its Subsidiaries. As used in this Section 7.1, the right of inspection includes the right to make extracts or copies.

                                  ARTICLE 8

                             ADDITIONAL AGREEMENTS

          8.1 Survival of Representations and Warranties

          The representations, warranties, covenants and obligations of Seller and Buyer contained in the Acquisition Documents shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement.

          8.2 Indemnification

          (a) Indemnification by Seller. From and after the Closing, the Seller shall indemnify, save and hold harmless Buyer and each of its Representatives and each of their successors and assigns (collectively, the "Buyer Indemnified Parties") from and against any and all Damages (net of any insurance proceeds received by the Buyer Indemnified Parties) arising out of, resulting from or incident to:

                    (i) any inaccuracy in or breach of any representation or
               warranty made by Seller in this Agreement or made and as of the Closing pursuant to the Officer's Certificate to be delivered at Closing in accordance with Section 2.1 hereof;

                   (ii) any breach by Seller of, or any failure of Seller to
               comply with, any covenant or agreement by Seller contained in this Agreement.

          (b) Limitations on Indemnification by Seller. Seller's obligations pursuant to Section 8.2(a) are subject to the following limitations:

                    (i) the Buyer Indemnified Parties shall not be entitled to recover under Section 8.2(a), unless a claim has been asserted by written notice, specifying the details of the alleged misrepresentation or breach of warranty or covenant, delivered to Seller on or prior to the date which is twelve (12) months after the Closing Date;

                   (ii) the Buyer Indemnified Parties shall not be entitled
               to recover as the result of any breach of any representation or warranty by the Seller of which the Buyer had actual Knowledge at or prior to the Closing; and

                   (iii) the Seller's maximum obligations under 8.2(a) shall
               in no event exceed $46,400,000.

          (c) Indemnification by Buyer. From and after the Closing, Buyer shall indemnify, save and hold harmless Seller and each of its Representatives and each of their successors and assigns (the "Seller Indemnified Parties") from and against and all Damages (net of any insurance proceeds received by the Seller Indemnified Parties) arising out of, resulting from or incident to:

                    (i) any inaccuracy in or breach of any representation or
               warranty made by Buyer in this Agreement or made and as of the Closing pursuant to the Officer's Certificate to be delivered at Closing in accordance with Section 2.2 hereof; or

                    (ii) any breach by Buyer of, or any failure of Buyer to
               comply with any covenant or agreement by Buyer contained in this Agreement.

          (d) Limitations on Indemnification by Buyer. Buyer's obligations pursuant to Section 8.2(c) are subject to the following limitations:

                    (i) the Seller Indemnified Parties shall not be entitled
               to recover under Section 8.2(c), unless a claim has been asserted by written notice, specifying the details of the alleged misrepresentation or breach of warranty or covenant, delivered to the Buyer on or prior to the date which is twelve
               (12) months after the Closing Date;

                    (ii) the Seller Indemnified Parties shall not be entitled
               to recover as the result of any breach of any representation or warranty by the Buyer of which the Seller had actual Knowledge at or prior to the Closing; and

                   (iii) the Buyer's maximum obligations under 8.2(c) shall
               in no event exceed $46,400,000.

          (e) Indemnification Process. The party or parties hereto and their Representatives making a claim for indemnification under this Section 8.2 shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Section 8.2 shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by any Indemnified Party under this
Section 8.2 shall be asserted and resolved as follows:

                    (i) Notice of Claims. In the event that (A) any claim,
               demand or action is asserted or instituted by any Person other than the parties to this Agreement or which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party Claim") or (B) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim" and, together with Third Party Claims, "Claims"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such Claim (a "Claim Notice"), provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) the Indemnifying Party demonstrates such failure shall have caused the Damages for which the Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party timely notice.

                    (ii) Third Party Claims. In the event of a Third Party
               Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided, that the Indemnifying Party shall accept the defense thereof and acknowledge without qualifications its indemnification obligations as provided in this Article 8 if such defense is unsuccessful; provided further, that such counsel is reasonably acceptable to the Indemnified Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ one separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the Indemnifying Party is also party to such proceeding and the Indemnified Party determines in good faith and upon the advice of outside counsel that such joint representation would present a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time (but no later than thirty (30) days) after notice of the institution of such Third Party Claim or (iii) if the Claim seeks injunctive relief which, if granted could materially and adversely affect the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. In the event the Indemnifying Party fails to assume the defense of such Claim within thirty (30) days after receipt of notice thereof,
               (i) the Indemnified Party against which such Claim has been asserted shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of, at the expense of and for the account and risk of the Indemnifying Party, and (ii) the Indemnifying Party agrees to cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all witnesses, records, materials and Information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as may be reasonably requested by the Indemnified Party.

                    (iii) Settlement of Claims. Neither the Indemnifying Party
               nor the Indemnified Party shall, without the written consent of the other party (which consent shall not be unreasonably withheld), (A) settle or compromise any Claims or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party or the Indemnifying Party, as applicable, of a written release from all liability in respect of such Claim of all Indemnified Parties affected by such Claim or (B) settle or compromise any Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party or the

               Indemnifying Party, as applicable, other than financial obligations for which such Indemnified Party or Indemnifying Party, as applicable, will be indemnified hereunder. No Claim which is being defended in good faith by the Indemnifying Party or the Indemnified Party, as applicable, in accordance with the terms of this Agreement shall be settled or compromised by the Indemnifying Party or the Indemnified Party, as applicable, without the written consent of the other party (which consent shall not be unreasonably withheld or delayed).

          (f) Access. From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions that will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its Representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party's Representatives (except as may be required by Applicable Law) any Information obtained pursuant to this Section 8.2(f) which is designated as confidential by an Indemnified Party.

          8.3 Acknowledgment By Buyer

          IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, BUYER HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION AND THE REPRESENTATIONS AND WARRANTIES OF THE SELLER EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE SCHEDULES AND EXHIBITS. SUCH REPRESENTATIONS AND WARRANTIES BY THE SELLER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT SELLER MAKES NO OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY), ALL OF WHICH ARE SPECIFICALLY DISCLAIMED BY THE SELLER.

          8.4 Further Assurances

          From time to time, as and when reasonably requested by any party hereto consistent with the terms and conditions of this Agreement, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                                  ARTICLE 9

                                  DEFINITIONS

          9.1 Definitions

          For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

          "Acquisition Documents" means, collectively, this Agreement, the Stockholders Agreement, the Registration Rights Agreement and all agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

          "Action" means any action, suit, counterclaim, cross-claim, appeal, arbitration or mediation for any relief against a party hereunder or any of its, successors or assigns, declaratory or otherwise, to enforce the terms of this Agreement or to declare rights under this Agreement

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

          "Applicable Law" means any Law or other legally enforceable obligation imposed by a Governmental Authority in the applicable jurisdiction

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Damages" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "Encumbrances" means all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

          "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

          "Governmental Authority" means any nation or government, any state, municipality, or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

          "Indebtedness" means, without duplication, (i) the principal of and interest accrued on (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the Ordinary Course of Business); (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) and (ii) above) entered into in the Ordinary Course of Business to the extent such letters of credit are not drawn upon); (iv) all obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Company or any of its Subsidiaries under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that such obligations shall not include any lease (x) that qualifies as a "synthetic lease," (y) that is treated as a lease for purposes of the Code or (z) the lessor under which is treated as the owner of the assets subject to the lease for purposes of the Code; (v) all obligations of the type referred to in this definition of Indebtedness of other Persons for which the Company or any of its Subsidiaries is responsible or liable as obligor, guarantor, or otherwise; (vi) all obligations of the type referred to in this definition of Indebtedness of other Persons secured by any Encumbrance on any property or asset of the Company or any of its Subsidiaries (whether or not such obligation is assumed by the Company or its Subsidiaries); and (vii) all penalty payments, premiums, charges, yield maintenance amounts and other expenses relating to the prepayment of any obligations of the types referred to in this definition of Indebtedness (assuming such prepayment occurs immediately prior to the Closing on the Closing Date); in all cases as measured as of the close of business on the day immediately preceding the Closing Date.

          "Information" means all information pertaining to the Company, HAL or the value of the Common Stock, communicated orally or in writing (via whatsoever media, including, without limitation, electronic media) their respective businesses, operations, actual, threatened, potential, proposed or existing claims or litigation or holdings, including, without limitation, all information relating to financial performance (including but not limited to information concerning costs, profits, revenues, margins, and other marketing, sales, and business information, whether actual, estimated, or forecasted), product information, evaluations, studies, data, plans, programs, suppliers, customers, plants, equipment, and other assets, products, processes, techniques, manufacturing, marketing, research and development, know-how, and technology, as well as all analyses, compilations, studies and other documents referring to or based upon such information.

          "Knowledge" means: (a) with respect to the Seller the actual knowledge of John W. Adams, Randall D. Smith or Thomas X. Fritsch; and (b) with respect to the Buyer the actual knowledge of Lawrence Hershfield or Randy Jenson.

          "Law" means any statute, law, ordinance, regulation, decision or rule of any Governmental Authority, whether foreign, federal, state, municipal, local or otherwise.

          "Liabilities" means any and all direct or indirect liability, indebtedness, obligation, commitment, expense, loss, claim, damages, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown or otherwise.

          "Material Adverse Effect" means a material adverse effect on the business, operations (including results of operation), assets, liabilities, financial condition or results of operations of either the Seller or Company or HAL, taken separately or as a whole, or the consummation of the transactions contemplated hereby, but shall exclude any change, effect or circumstance resulting or arising from: (i) any change in general economic conditions in the industries or markets in which the Seller, the Company or HAL operates; (ii) any change that is generally applicable to the industries or markets in which the Seller, the Company or HAL operates; (iii) the entry into or announcement of this Agreement and/or the consummation of the transactions contemplated hereby; or (iv) any omission to act or action taken with the consent of the Buyer (including, without limitation, those omissions to act or actions taken which are permitted by this Agreement).

          "Officer's Certificate" means a certificate delivered by a corporation's or limited liability company's president or its chief financial officer, stating that the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate.

          "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries consistent with past custom and practice.

          "Permit" means any license, permit, variance, consent, authorization, waiver, grant, franchise, concession, exemption, order, registration and approval of any Governmental Authority or other Person necessary for the ownership, leasing, operation, occupancy and use of any property and asset or the conduct of any business.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority or any department, agency or political subdivision thereof.

          "Regulation" means the Treasury Regulations (including temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal Tax statutes.

          "Resignation Date" means the first date on which the resignations of the directors can be effective and satisfy the requirements of Section 14(f) of the Exchange Act, on which date that new directors designated by the Buyer pursuant to Article 6.2 shall take office.

          "Representatives" shall mean any officer, director, member, shareholder, principal, attorney, agent, employee, banker, accountant, consultant or other representative.

          "Required Consents" shall mean those consents, if any, listed in Exhibit "B" that may be required in order to allow the Seller to transfer title to the Acquired Stock to Buyer free and clear of all liens, claims and encumbrances, and to make the other commitments set forth herein and in the Shareholders' Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "SEC" means the Securities and Exchange Commission

          "The Exchange Act" means Securities Exchange Act of 1934, as amended.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

          9.2 Cross-Reference of Other Definitions

          Each capitalized term listed below is defined in the corresponding Section of this Agreement:

          Term                                                    Section No.
          ----                                                    -----------
          Acquired Stock.............................................Recitals
          Bankruptcy Case............................................Recitals
          Bankruptcy Code............................................Recitals
          Bankruptcy Court...........................................Recitals
          Buyer......................................................Preamble
          Buyer Indemnified Parties..................................9.2(a)
          Claim Notice...............................................9.2(e)(i)
          Claims.....................................................9.2(e)(i)
          Closing....................................................1.4
          Commitments................................................4.13(a)
          Company....................................................Preamble
          Confidentiality Agreement..................................6.6
          Delivery Date..............................................1.4
          Direct Claim...............................................9.2(e)(i)
          Equity Right...............................................4.2
          Indemnified Parties........................................9.2(e)
          Indemnifying Parties.......................................9.2(e

          Purchase Price.............................................1.2
          Seller.....................................................Preamble
          Seller Indemnified Parties.................................9.2(c)
          Third Party Claim..........................................9.2(e)(i)


                                 ARTICLE 10

                                 MISCELLANEOUS

          10.1 Press Releases and Communications

          No press release, public announcement or statement related to this Agreement or the transactions contemplated herein, or any other announcement or communication to the employees, customers or suppliers of the Seller or the Company, shall be issued or made by any party hereto without the joint approval of Buyer and Seller, unless required by law (in the reasonable opinion of counsel) in which case Buyer and Seller shall have the right to review such press release, announcement or statement prior to publication or such statements being made.

          10.2 Expenses; Transfer Taxes

          Except as otherwise expressly provided herein, Seller shall pay all of the Company's and Seller's expense (including without limitation attorneys', consultants and accountants' fees and expenses), and Buyer shall pay all of Buyer's expenses (including without limitation attorneys', consultants and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). All transfer, documentary, sales, use, stamp, registration and other such Taxes (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes") shall be paid by Buyer. Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to such Transfer Taxes and, if required by Applicable Law, Seller will join in the execution of any such Tax Returns and other documentation.

          10.3 Notices

          All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by Federal Express or similar overnight courier service. Notices, demands and communications to Buyer and Seller shall, unless another address is specified in writing, be sent to the address indicated below:


Notices to Buyer:                                      with a copy (which shall not constitute delivery of
                                                       notice) to:

RC Aviation LLC                                        Stutman Treister & Glatt
c/o Ranch Capital LLC                                  Professional Corporation
12730 High Bluff Drive, Suite 180                      1901 Avenue of the Stars, 12th Floor
San Diego, CA  92130                                   Los Angeles, CA  90067

Attn:  Lawrence Hershfield                             Attn:    Jeffrey C. Krause, Esq.

Tel.:   (858) 523-0171                                 Tel.: (310) 228-5600
Fax:    (858) 523-1899                                 Fax:  (310) 228-5788



Notices to Seller:                                     with a copy (which shall not constitute delivery of notice)
                                                       to:

AIP, LLC
c/o Smith Management LLC                               Sidley Austin Brown & Wood LLP
885 Third Avenue, 34th Floor                           1501 K Street, N.W.
New York, NY  10022                                    Washington, DC 20005

Attn:  Thomas X. Fritsch                               Attn:  John K. Hughes

Tel.:    (212) 888-7219                                Tel.:    (202) 736-8480
Fax:     (212) 702-0145                                Fax:     (202) 736-7811



          10.4 Assignment

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer or Seller without the written consent of the other party, such consent not to be unreasonably withheld.

          10.5 Severability

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          10.6 No Strict Construction

          The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          10.7 Amendment and Waiver

          Any provision of this Agreement or the Disclosure Letter or the Exhibits or Schedules attached hereto may be amended or waived only in writing signed by Buyer and Seller. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

          10.8 Complete Agreement

          This Agreement and the documents referred to herein (including the Stockholders Agreement and the Registration Rights Agreement and the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          10.9 Counterparts

          This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          10.10 Governing Law

          All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

          10.11 Submission to Jurisdiction

          All actions or proceedings arising in connection with this Agreement may be tried and litigated in the state or federal courts located in the State of Delaware. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the State of Delaware shall have in persona jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 10.11 by registered or




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certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 10.3 above. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          10.12 Descriptive Headings; Interpretation

          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall be deemed to include the phrase "including without limitation."

          10.13 Construction of Certain Terms and Phrases

          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

          10.14 No Third Party Beneficiaries

          This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal legal representatives, successors and permitted assigns, the Buyer Indemnified Parties and the Seller Indemnified Parties.

          10.15 Delivery by Facsimile

          This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original signed agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation of an agreement and each such party forever waives any such defense.




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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                      AIP, LLC.


                                      By:

                                      Its:

                                      RC AVIATION LLC

                                      By:

                                      Its:






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